UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2025

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

The Board of Directors of Quantum Computing Inc. (the “Company”) has established June 18, 2025, as the date of the Company’s annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”). As the date of the 2025 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s annual meeting of stockholders held in 2024 (the “2024 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing its stockholders of such change. The record date, time and location of the 2025 Annual Meeting will be as set forth in the Company’s proxy statement for the 2025 Annual Meeting.

As the date of the 2025 Annual Meeting has been changed by more than 30 days from the anniversary of the 2024 Annual Meeting, the deadline for submission of any stockholder proposals pursuant to Rule 14a-8 under the Exchange Act, and the deadlines for any stockholder to submit a nominee to serve as director or to submit a proposal to be considered at the meeting or for inclusion in the Company’s proxy materials outside of Rule 14a-8, as set forth in the Company’s proxy statement with respect to the 2024 Annual Meeting, filed with the United States Securities and Exchange Commission (the “SEC”) on November 1, 2024, no longer apply.

In order to be included in the proxy materials for the 2025 Annual Meeting, stockholder proposals submitted to us in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at the Company’s executive offices on or before April 14, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2025 Annual Meeting.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), as the date of the 2025 Annual Meeting will be accelerated by more than 30 days before the anniversary of the Company’s 2024 Annual Meeting, in order for a stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2025 Annual Meeting, and any nominations for election the Company’s Board of Directors at the 2025 Annual Meeting, even if the nomination is not to be included in the proxy statement for such meeting, pursuant to the Bylaws must be received by our Secretary no later than the close of business on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is made. Accordingly, notice of stockholder proposals or nominations for director for the 2025 Annual Meeting must be received no later than April 14, 2025.

Stockholders must deliver the proposals or nominations to the Company’s Secretary at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, and must comply with all applicable rules and regulations of the SEC and the Bylaws. In order to curtail controversy as to compliance with this requirement, we urge stockholders to submit proposals and nominations by Certified Mail — Return Receipt Requested.

Finally, because the date of the 2025 Annual Meeting will be accelerated by more than 30 days before the anniversary of the 2024 Annual Meeting, any person that intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting pursuant to Rule 14a-19 under the Exchange Act must provide notice to the Company by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2025 Annual Meeting. Accordingly, such notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than April 19, 2025. Such notice must include the names of all nominees for whom such person intends to solicit proxies and a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: April 4, 2025	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer